EXHIBIT 21

SUBSIDIARIES OF THE REGISTRANT

Set forth below is a list of each of the subsidiaries of Smithfield Foods, Inc. (other than subsidiaries whose names have been omitted in accordance with Regulation S-K Item 601(b)(21)(ii)) and their respective jurisdictions of organization.

NAME OF SUBSIDIARY	JURISDICTION OF ORGANIZATION
ADA Premium Beef Co., Inc.	Delaware
Animex-Agri Sp. z o.o.	Poland
Animex Feed Sp. z o.o.	Poland
Animex Fish Sp. z o.o.	Poland
Animex – Poludnie Sp. z o.o.	Poland
Animex Sp. z o.o.	Poland
Animex Wielkopolska S.A.	Poland
Animpol S.A.	Poland
B&G Farms, LLC	North Carolina
Beef Production Systems, Inc.	Delaware
Best Biofuels, LLC	Delaware
Brown’s Farms, LLC	Delaware
Brown’s of Carolina LLC	Delaware
Brown’s Realty Partnership	North Carolina
Carroll’s Foods LLC	Delaware
Carroll’s Foods of Brazil, LLC	North Carolina
Carroll’s Foods of Mexico, LLC	North Carolina
Carroll’s Foods of Virginia LLC	Delaware
Carroll’s Realty Partnership	North Carolina
Case Ready Meats Corp.	Delaware
Central Plains Farms LLC	Delaware
Charucuteries Imperator S.A.	France
Chief Milling Partners, Inc.	North Carolina
Circle Four LLC d/b/a Circle Four Farms	Delaware
Coddle Roasted Meats, Inc.	Virginia
Cold Field Investments LLC	Delaware
Colorado Milling Partners, Inc.	North Carolina
Contipasz S.A.	Poland
Constar S.A.	Poland
Cumberland Gap Provision Company	Delaware
Dakota Acquisition Company	South Dakota
Duplin Marketing Company, LLC	North Carolina
Esskay Investments, Inc.	Delaware

Farmland Foods, Inc.	Delaware
Great Lakes Cattle Credit Company, Inc.	Delaware
Greater Houston Post Oak Inc.	Virginia
Gwaltney of Smithfield, Ltd.	Delaware
Gwaltney Transportation Co., Inc.	Delaware
Hancock’s Old Fashioned Country Ham, Inc.	Delaware
Ilawskie Zaklady Drobiarskie “Ekodrob” S.A.	Poland
\Iowa Quality Meats, Ltd.	Iowa
Jean d’ Erguet S.A.	France
JMC Gold Label Meats, Inc.	Delaware
John Morrell & Co.	Delaware
John Morrell of Japan, Inc.	Delaware
JonMor Investments, Inc.	Delaware
Krakus Foods International, Inc.	Delaware
LMG Investments, Inc.	Delaware
LMJ Distribution Center, Inc.	Georgia
Lykes Meat Group, Inc.	Delaware
M-B Farmland LLC	Delaware
MOPAC Foreign Sales Corporation	U.S. Virgin Islands
MOPAC of Virginia, Inc.	Virginia
Moyer Distribution LLC	Delaware
Moyer International Sales Corp.	Delaware
Moyer Packing Company	Pennsylvania
Murphy-Brown LLC	Delaware
Murphy-Brown Holdings LLC	Delaware
Murphy Farms LLC	Delaware
Murphy Farms of Texahoma, Inc.	Oklahoma
North Side Foods Corp.	Delaware
North Side Investments, Inc.	Delaware
NPD Investments, Inc.	Delaware
NPD (USA) Texas LLC	Delaware
PC Express, Inc.	Delaware
Packerland Distribution LLC	Delaware
Packerland Exports II Ltd.	Barbados
Packerland Packing Company, Inc.	Delaware
Packerland-Plainwell, Inc.	Delaware
Packerland Transport, Inc.	Delaware
Patrick Cudahy Incorporated	Delaware
PatCud Investments, Inc.	Delaware
Pork Plus, Inc.	North Carolina
Premium Pork, Inc.	Georgia
Pruden Packing Company	Virginia
Quarter M Farms LLC	Delaware
Quik-to-Fix Foods, Inc.	Delaware

RMH Foods, LLC	Delaware
RMH Foods, Inc.	Delaware
Showcase Foods, Inc.	Delaware
Skippack Creek Corporation	Delaware
SF Holding Sp. z o.o.	Poland
SF Investments, Inc.	Delaware
SFDS Global Holdings B.V.	Netherlands
SFFC, Inc.	Delaware
Smithfield Asia Holdings, Ltd.	Virgin Islands
Smithfield Beef Group, Inc.	Delaware
Smithfield Capital Trust I	Delaware
Smithfield-Carroll’s Farms	Virginia
Smithfield Carroll’s Partnership	Virginia
Smithfield Culinary Foods Group LLC	Delaware
Smithfield Europe Products	France
Smithfield Foods de Mexico, S. de R.L. de C.V.	Mexico
Smithfield France S.A.S.	France
Smithfield France Services	France
Smithfield Innovations Group, LLC	Delaware
Smithfield International, Inc.	Delaware
Smithfield International Investments, Inc.	Delaware
Smithfield International Sales Co., Inc.	Virgin Islands
Smithfield Packing Transportation Co., Inc.	Delaware
Smithfield Packing Real Estate, LLC	Delaware
Smithfield Packing Realty Partnership	North Carolina
Smithfield Purchase Corporation	North Carolina
Smithfield Technologies, Inc.	Delaware
Smithfield Transportation Co., Inc.	Virginia
Societe Bretonne de Salaisons	France
Stadler’s Country Hams, Inc.	Delaware
Stefano Foods, Inc.	North Carolina
Sun Land Beef Company	Arizona
Sun Land International	Delaware
Sunnyland, Inc.	Georgia
Suwalskie Zaklady Drobiarskie Sp. z o.o.	Poland
The E.M. Todd Company	Virginia
The Ohio Feed Lot, Inc.	Delaware
The Peanut Shop, Inc.	Virginia
The Smithfield Companies, Inc.	Virginia
The Smithfield Ham and Products Company, Inc.	Virginia
The Smithfield Inn Corporation	Virginia
The Smithfield Packing Company, Incorporated	Virginia
VW Joyner & Co.	Virginia

Williamsburg Foods, Inc.	Virginia
Zaklady Miesne “Agryf” Sp. z o.o.	Poland
Zaklady Miesne “Mazury” w Elku Sp. z o.o.	Poland

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